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                                                                EXHIBIT 23.6


                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Videosmith, Incorporated

We consent to the incorporation by reference in this Form 8-K of our report dated March 11, 1994, with respect to the balance sheets of Videosmith Incorporated as of January 29, 1994 and January 31, 1993, and the related statements of operations and retained earnings, and cash flows for the years then ended, which report appears in the Registration Statement on Form S-1 (No. 333-00272) of West Coast Entertainment Corporation.

                                           /s/ KPMG Peat Marwick LLP
                                           -------------------------
                                               KPMG Peat Marwick LLP
Boston, Massachusetts
May 31, 1996